(212) 373-3000

(212) 757-3990


                                 April 29, 1998


Las Vegas Sands, Inc.
Venetian Casino Resort, LLC
Lido Intermediate Holding Company, LLC
Mall Intermediate Holding Company, LLC
Grand Canal Shops Mall Construction, LLC
3355 Las Vegas Boulevard South
Las Vegas, Nevada  89109

             Registration Statement on Form S-4 (File No. 333-42147)
             -------------------------------------------------------

Ladies and Gentlemen:

            In connection with the referenced Registration Statement on Form S-4 (the "Registration Statement") filed by Las Vegas Sands, Inc., a Nevada corporation ("LVSI"), Venetian Casino Resort, LLC, a Nevada limited liability company ("Venetian" and, together with LVSI, the "Issuers"), Lido Intermediate Holding Company, LLC, a Delaware limited liability company ("Phase II Intermediate Holdings"), Mall Intermediate Holding Company, LLC, a Delaware

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limited liability company ("Mall Intermediate Holdings"), and Grand Canal Shops
Mall Construction, LLC, a Delaware limited liability company (the "Mall Construction Subsidiary" and, together with Phase II Intermediate Holdings and Mall Intermediate Holdings, the "Guarantors"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the
"Act"), and the rules and regulations under the Act, we have been requested to render our opinion as to the legality of the securities being registered. The Registration Statement relates to the registration under the Act of the Issuers' 12-1/4% Mortgage Notes due 2004 (the "New Mortgage Notes") and 14-1/4% Senior Subordinated Notes due 2005 (the "New Senior Subordinated Notes" and, together with the New Mortgage Notes, the "New Notes") and the guarantees of each of the New Notes by the Guarantors (the "Guarantees"). The New Notes are to be offered in exchange for the Issuers' outstanding 12-1/4% Mortgage Notes due 2004 (the "Existing Mortgage Notes") and 14-1/4% Senior Subordinated Notes due 2005 (the "Existing Senior Subordinated Notes" and, together with the Existing Mortgage Notes, the "Existing Notes"). The New Mortgage Notes will be issued by the Issuers under the terms of the Indenture (the "Mortgage Notes Indenture"), dated as of November 14, 1997, among LVSI and Venetian, as issuers, the Guarantors, as Mortgage Note guarantors, and First Trust National Association, as Mortgage Note trustee (the "Mortgage Note Trustee"), and the New Senior Subordinated Notes will be issued by the Issuers under the terms of the Indenture (the "Senior Subordinated Notes Indenture" and, together with the Mortgage Notes Indenture, the "Indentures"), dated as of November 14, 1997, among LVSI and Venetian, as

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issuers, the Guarantors, as Senior Subordinated Note Guarantors, and First Union
National Bank, as Senior Subordinated Note trustee (the "Senior Subordinated
Note Trustee" and, together with the Mortgage Note Trustee, the "Trustees"). Capitalized terms used and not otherwise defined in this letter have the respective meanings given them in the Registration Statement.

            In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

            (i) the Registration Statement (including its exhibits);

            (ii) the Mortgage Notes Indenture included as Exhibit 4.1 to the

Registration Statement;

            (iii) the Senior Subordinated Notes Indenture included as Exhibit
4.2 to the Registration Statement;

            (iv) the proposed form of the New Mortgage Notes included as Exhibit A-1 to the Mortgage Notes Indenture (including the Guarantees set forth in them);

            (v) the proposed form of the New Senior Subordinated Notes included as Exhibit A-1 to the Senior Subordinated Notes Indenture (including the Guarantees set forth in them); and

            (vi) the Registration Rights Agreement, dated as of November 14, 1997, among the Issuers, the Guarantors, Goldman, Sachs & Co. and Bear, Stearns & Co., Inc. (the "Registration Rights Agreement").

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In addition, we have examined: (i) those limited liability company records of each of the Guarantors as we have considered appropriate, including the operating agreements of each of the Guarantors, each dated as of November 14, 1997 and each certified as in effect on the date hereof; and (ii) those other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below.


            In our examination of the documents and in rendering the opinions set forth below, we have assumed, without independent investigation, (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, the authenticity of all the latter documents and the legal capacity of all individuals who have executed any of the documents which we examined, (ii) that LVSI, as managing member of Venetian, and Venetian, as the sole member of each Guarantor, have taken all necessary corporate or limited liability company action, on the part of LVSI and Venetian, to authorize the Documents and the transactions provided for in them and to which any Guarantor is a party and that each Document has been duly authorized, executed and delivered by LVSI and Venetian, (iii) that the execution and delivery by the parties of each Document and the consummation by each party of the transactions contemplated thereby do not violate or result in a breach of or default under the party's certificate or articles of incorporation, by-laws, operating agreements or other organizational documents, as the case may be, or any applicable


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Nevada state or local law or regulation or any laws relating to gaming that are applicable to the Issuers or any laws of any jurisdiction applicable to the Trustees, (iv) that the New Notes will be issued as described in the Registration Statement, (v) that the Indentures were duly authorized, executed and delivered by the parties to them (other than the Guarantors), (vi) that the New Notes will be in substantially the forms attached to the Indentures and that any information omitted from any such forms will be properly added and (vii) that the New Notes will be duly authorized, executed and delivered by the Issuers. With regard to assumptions (ii), (iii), (v) and (vii), we refer you to the opinion of Lionel, Sawyer & Collins, special counsel to the Issuers, filed as Exhibit 5.2 to the Registration Statement. We have relied upon the factual matters contained in the representations and warranties of the Issuers and the Guarantors made in the Documents and upon certificates of public officials and officers of the Issuers and the Guarantors.


            Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this letter, we are of the opinion that:



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            1.    When duly issued, authenticated and delivered in accordance with the terms of the Mortgage Notes Indenture and the Registration Rights Agreement, the New Mortgage Notes will be legal, valid and binding obligations of each of the Issuers enforceable against each Issuer in accordance with their terms.

            2. When duly issued, authenticated and delivered in accordance with the terms of the Senior Subordinated Notes Indenture and the Registration Rights Agreement, the New Senior Subordinated Notes will be legal, valid and binding obligations of each of the Issuers enforceable against each Issuer in accordance with their terms.

            3. When duly issued, authenticated and delivered in accordance with the terms of the Mortgage Notes Indenture and the Registration Rights Agreement, the Guarantees to be endorsed on the New Mortgage Notes will be legal, valid and binding obligations of each of the Guarantors enforceable against each Guarantor in accordance with their terms.

            4. When duly issued, authenticated and delivered in accordance with the terms of the Senior Subordinated Notes Indenture and the Registration Rights Agreement, the Guarantees to be endorsed on the New Senior Subordinated Notes will be legal, valid and binding obligations of each of the Guarantors enforceable against each Guarantor in accordance with their terms.


            The foregoing opinions are subject to the following assumptions and qualifications:

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            (a)   the enforceability of the Indentures, the New Notes and the
Guarantees may be (i) subject to bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing.


            (b) We express no opinion as to: any provision (remedial or otherwise) of any Documents that is stated to be governed by any law other than the laws of the State of New York (including without limitation the provisions of the Notes and the Indentures which are stated to be governed by the law of the State of Nevada).


            Our opinion is limited to matters of New York law and Delaware
A limited liability company law. Please be advised that no member of this firm is admitted to practice in the State of Delaware. In particular, we express no opinion as to (i) the laws of the State of Nevada and (ii) any gaming or other laws relating specifically to the particular business to be conducted by the Issuers and the Guarantors. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under them, which are currently in effect.

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            We hereby consent to the use of our name in the Registration
Statement and in the prospectus contained in the Registration Statement as it appears in the caption "Validity of the Notes" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations promulgated under the Act.

                                            Very truly yours,

                             /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                             PAUL, WEISS, RIFKIND, WHARTON & GARRISON